UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2004

Polydex Pharmaceuticals Limited

(Exact name of registrant as specified in its chapter)

Commonwealth of the Bahamas	1-8366	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Comstock Road, Toronto, Ontario, Canada		M1L 2H5
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (416) 755-2231

(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On March 4, 2004, Polydex Pharmaceuticals Limited (the “Company”) completed the sale of its finished product veterinary pharmaceutical business, including substantially all of the assets of its Veterinary Laboratories, Inc. subsidiary (“Vet Labs”), to its longtime joint venture partner, Sparhawk Laboratories, Inc. (“Sparhawk”), pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated January 13, 2004, by and among the Company, Vet Labs, the Company’s Chemdex, Inc. subsidiary, and Sparhawk.  A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Pursuant to the Asset Purchase Agreement, in exchange for the sale of substantially all of its assets, Vet Labs received $5,500,000 in cash and the parties agreed to a settlement of all outstanding litigation between Polydex and its subsidiaries and Sparhawk and its shareholders.

Other than as follows, no material relationship exists between Sparhawk and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.  Sparhawk and Vet Labs have been joint venture partners operating the finished product veterinary pharmaceutical business since 1992.  Such relationship was terminated upon the closing of the sale transaction.

On March 5, 2004, Polydex issued a press release announcing the completion of this sale.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the Asset Purchase Agreement and the Press Release does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement and the Press Release, copies of which are attached hereto as Exhibits 2.1 and 99.1 respectively.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

(b)                                 Pro Forma Financial Information.

POLYDEX PHARMACEUTICALS LIMITED

Pro Forma Consolidated Balance Sheets (Unaudited)
(Expressed in United States dollars)

The following shows the unaudited pro forma consolidated balance sheet at October 31, 2003 as if the disposition had taken place on that date.

	Historical Consolidated as at October 31, 2003	Notes	Pro Forma Adjustments	Pro Forma Consolidated as at October 31, 2003

Assets

Current assets:
Cash	$434,469	2	$4,759,561	$5,194,030
Trade accounts receivable	988,723	2	(446,526)	542,197
Inventories:
Finished goods	2,061,235	2	(1,142,250)	918,985
Work in process	167,234	2	(30,914)	136,320
Raw materials	675,297	2	(481,574)	193,723

Inventories	2,903,766	2	(1,654,738)	1,249,028
Prepaid expenses and other current assets	102,590	2	(63,254)	39,336

	4,429,548		2,595,043	7,024,591

Property, plant and equipment, at cost
Land and buildings	3,593,752	2	(2,208,772)	1,384,980
Machinery and equipment	8,513,377	2	(1,652,456)	6,860,921
	12,107,129		(3,861,228)	8,245,901
Less allowances for depreciation and amortization	(7,228,493)	2	2,246,177	(4,982,316)
Property, plant and equipment, net	4,878,636		(1,615,051)	3,263,585
Patents and intangible assets, net	149,624	2	(57,960)	91,664
Loan receivable	—	2	350,000	350,000
Due from shareholder	923,719		—	923,719

	$10,381,527		$1,272,032	$11,653,559

	Historical Consolidated as at October 31, 2003	Notes	Pro Forma Adjustments	Pro Forma Consolidated as at October 31, 2003

Liabilities and Shareholders’ Equity

Current liabilities:
Bank indebtedness	$202,657		$—	$202,657
Accounts payable	1,310,885	2	(756,797)	554,088
Accrued liabilities	609,432	2	(187,065)	422,367
Due to Sparhawk Laboratories, Inc.	101,453	2	(101,453)	—
Customer deposits received	40,663	2	(34,764)	5,899
Income taxes payable	53,422	2	50,000	103,422
Current portion of long-term debt	500,154	2	(438,225)	61,929
Current portion of capital lease obligations	134,941		—	134,941

	2,953,607		(1,468,304)	1,485,303

Long-term debt	137,000	2	(75,117)	61,883
Capital lease obligations	264,524		—	264,524
Due to shareholder	683,569		—	683,569
Deferred income taxes	211,184		—	211,184

	1,296,277		(75,117)	1,221,160

Total liabilities	4,249,884		(1,543,421)	2,706,463

Shareholders’ equity:
Capital stock
Authorized:
100,000 Class A preferred shares, par value $0.10 per share
899,400 Class B preferred shares, par value $0.0167 per share
10,000,000 common shares, par value $0.0167 per share
Issued and outstanding:
899,400 Class B preferred shares	15,010		—	15,010
3,027,796 common shares (2003 - 3,027,777)	50,434		—	50,434
Contributed surplus	23,224,128		—	23,224,128
Deficit	(17,006,070)	2	2,815,453	(14,190,617)
Accumulated other comprehensive loss	(151,859)		—	(151,859)

	6,131,643		2,815,453	8,947,096

	$10,381,527		$1,272,032	$11,653,559

POLYDEX PHARMACEUTICALS LIMITED

Pro Forma Consolidated Statements of Operations (Unaudited)
(Expressed in United States dollars)

The following shows the unaudited pro forma results of operations for the nine months ended October 31, 2003 as if the disposition had taken place on February 1, 2002.

	Historical Consolidated For the Nine Months Ended October 31, 2003	Notes	Pro Forma Adjustments	Pro Forma Consolidated For the Nine Months Ended October 31, 2003

Sales	$10,036,192	3, 4	$(5,960,604)	$4,075,588
Cost of products sold	7,709,246	3, 4	(5,133,538)	2,575,708

	2,326,946	3, 4	(827,066)	1,499,880

Expenses:
General and administrative	1,459,777	4	(526,660)	933,117
Depreciation	442,921	4	(102,899)	340,022
Research and development	45,474		—	45,474
Interest expense	101,536	4	(14,986)	86,550
Selling and promotion	112,571	4	(36,574)	75,997
Foreign exchange loss	420,771		—	420,771
Amortization	17,779	4	(4,797)	12,982

	2,600,829		(685,916)	1,914,913

Income (loss) from operations	(273,883)		(141,150)	(415,033)

Other income (loss):
Other income (expense)	(270,794)	2,4	305,342	34,548

Income (loss) before provision for income taxes	(544,677)		164,192	(380,485)

Provision for income taxes	183,124		—	183,124

Net income (loss) for the period	(727,801)	3, 4	164,192	(563,609)

Currency translation adjustment for the period	834,917		—	834,917

Comprehensive income (loss) for the period	$107,116		$164,192	$271,308

Per share information:
Earnings (loss) per common share for the period:
Basic	$(0.24)		$(0.05)	$(0.19)
Diluted	$(0.24)		$(0.05)	$(0.19)

Weighted average number of common shares outstanding for the period	3,027,796		3,027,796	3,027,796

The following shows the unaudited pro forma consolidated results of operations for the year ended January 31, 2003 as if the disposition had taken place on February 1, 2002.

	Historical Consolidated for the year ended January 31, 2003	Notes	Pro Forma Adjustments	Pro Forma Consolidated for the year ended January 31, 2003

Sales	$12,786,343	3, 4	$(7,784,806)	$5,001,537
Cost of goods sold	9,528,959	3, 4	(6,569,660)	2,959,299

Gross profit	3,257,384	3, 4	(1,215,146)	2,042,238

Expenses:
General and administrative	1,659,011	4	(667,956)	991,055
Depreciation	549,946	4	(155,314)	394,632
Research and development	172,098		(88,856)	83,242
Interest	150,527	4	(27,120)	123,407
Selling and promotion	140,281	4	(42,048)	98,233
Foreign exchange loss	113,602		—	113,602
Amortization	22,183	4	(6,396)	15,787

	2,807,648		(987,690)	1,819,958

Income (loss) before the following	449,736		(227,456)	222,280

Other income (expense)	(372,111)	2, 4	419,278	47,167

Income (loss) before income taxes	77,625	3, 4	191,822	269,447

Provision for income taxes	751,366		—	751,366

Net income (loss) for the year	$(673,741)		$191,822	$(481,919)

Per share information:
Earnings (loss) per common share:
Basic	$(0.22)		$(0.06)	$(0.16)
Diluted	$(0.22)		$(0.06)	$(0.16)

Weighted average number of common shares outstanding - basic and diluted	3,027,777		3,027,777	3,027,777

POLYDEX PHARMACEUTICALS LIMITED

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

1.              Basis of Presentation:

The pro forma consolidated financial statements are presented for illustrative purposes only, giving effect to the sale of the assets of Veterinary Laboratories, Inc. (“Vet Labs”) as described and therefore are neither indicative of the operating results that might have been achieved had the sale occurred as of an earlier date nor indicative of operating results which may occur in the future.  In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the effect of the asset sale on the historical financial information of Polydex Pharmaceuticals Limited (the “Company”).  The consolidated statement of operations of the Company for the year ended January 31, 2003 is derived from the audited financial statements of the Company.  All other financial information is derived from unaudited financial information of the Company.  The unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes contained in the Company’s Annual Report on Form 10-K for the year ended January 31, 2003, and the Company’s Quarterly Report on form 10-Q for the nine months ended October 31, 2003.

Effective March 4, 2004 (the “Closing Date”), the Company completed the sale of substantially all of the assets of Vet Labs, including its 50% interest in the Vet Labs – Sparhawk Joint Venture (the “Joint Venture”), to Sparhawk Laboratories, Inc. (“Sparhawk”).  Sparhawk was Vet Labs former joint venture partner.

Pursuant to definitive purchase and other agreements executed on and effective as of the Closing Date, Vet Labs disposed of all of its business assets, including property, plant and equipment, intangible assets and its interest in the Joint Venture to Sparhawk for $5,500,000 in cash.  Simultaneously, Chemdex, Inc. (“Chemdex”), a wholly-owned subsidiary of Polydex, advanced $350,000 to Sparhawk in exchange for a promissory note bearing interest at 13% per annum and a warrant to purchase 4% of the equity of Sparhawk. The promissory note is due in full on March 4, 2009.  Interest is payable annually, but can be deferred and added to the principal balance of the promissory note each year at Sparhawk’s discretion.  The warrant expires at the earlier of payment in full of the promissory note or 10 years from date of issue.  The warrant becomes exercisable the day after the fifth anniversary from the date of issue.  Pursuant to a definitive supply agreement (the “Supply Agreement”), Chemdex agreed to supply ferric hydroxide and hydrogenated dextran solution to Sparhawk on an exclusive basis in the United States for 10 years.  Chemdex also granted to Sparhawk an exclusive license to use the drug master file to manufacture 10% bulk iron dextran for veterinary use, and the use of certain equipment during the 10 year period of the supply agreement.  Pursuant to definitive agreements, the Company made customary representations, warranties and indemnities and agreed to a full release of all claims against Sparhawk arising from the Joint Venture litigation.  Similarily Sparhawk agreed to a full release of all claims against the Company arising from the Joint Venture litigation.  The amount of consideration paid and payable in connection with these transactions and all matters in connection therewith was determined pursuant to arm’s length negotiations.

The following unaudited pro forma consolidated financial statements give effect to the disposition of the Vet Labs assets.  The accompanying unaudited pro forma consolidated balance sheet reflects the asset sale as if it occurred at October 31, 2003.  The accompanying unaudited pro forma consolidated statements of operations reflect the disposition of the Vet Labs assets as if it occurred at the beginning of the earliest period presented.

2.              Pro forma Adjustments – Disposal of Vet Labs Assets:

The Vet Labs assets, including Vet Labs’ interest in the Joint Venture were sold for $5,500,000 cash.  All assets and liabilities of the Joint Venture and Vet Labs have been removed from the pro forma consolidated balance sheet at October 31, 2003.  The gain on disposal of Vet Labs assets results in a reduction to the deficit in the pro forma consolidated balance sheet at October 31, 2003 and was calculated as follows:

Cash proceeds from sale	$5,500,000
Less carrying value of assets and liabilities disposed of:
Cash	115,086
Accounts receivable	446,526
Inventories	1,654,738
Prepaid expenses and other current assets	63,254
Property, plant and equipment	1,615,051
Patents and other intangible assets	57,960
Current liabilities	(1,330,079)
Gain on disposal	$2,877,464

The pro forma consolidated statements of operations do not include the gain on disposal or a related tax provision.

Long-term debt of the Company includes an amount due under a share value guarantee which arose upon the acquisition of Vet Labs in 1992.  This share value guarantee is collateralized by the assets of Vet Labs including the land and building.  To release the charge against the Vet Labs assets, this share value guarantee had to be paid in full.  This payment of $275,353 was made on the closing date from the sale proceeds.  This debt payment is reflected in the pro forma consolidated balance sheet at October 31, 2003.  A loss of $12,011 was incurred on this payment which increased the deficit in the pro forma consolidated balance sheet at October 31, 2003.

Chemdex has net operating loss carryforwards available to apply against the taxable gain on disposal.  The taxable gain on disposal, after applying the available net operating loss carryforwards, at October 31, 2003 has been estimated at $135,000 and a tax provision of $50,000 was included in the pro forma consolidated balance sheet at October 31, 2003.  The pro forma consolidated statements of operations do not include a tax provision on the gain on disposal.

Chemdex advanced a loan of $350,000 to Sparhawk at the closing date.  This loan advance reduces the cash balance in the pro forma consolidated balance sheet at October 31, 2003.  Interest income on this loan ($45,500 for the year ended January 31, 2003; $34,125 for the year ended October 31, 2003) has been included in the pro forma consolidated statements of operations.

3.              Pro forma Adjustments – Supply of Raw Materials to Sparhawk:

Prior to the disposal of the Vet Labs assets, Chemdex supplied bulk iron dextran for veterinary use to the Joint Venture.  Chemdex incurred certain limited manufacturing costs related to the production of this product, which were eliminated in the consolidated financial statements of the Company.  Under the terms of the Supply Agreement, Chemdex will supply Sparhawk with the two primary raw materials for the manufacture of bulk iron dextran for veterinary use and will allow Sparhawk to manufacture this product using the Chemdex drug master file, as described in note 1.  The pro forma consolidated statements of operations include a net decrease in sales to Sparhawk of $44,420 for the year ending January 31, 2003 and a net increase in sales of $22,255 for the nine months ending October 31, 2003.  These sales estimates were calculated using the pre-determined prices fixed by the Supply Agreement and are based on the assumption that the same volume of raw materials would be supplied to Sparhawk as were used by Chemdex during the respective time periods.

Production costs for manufacturing bulk iron dextran of $67,796 for the year ending January 31, 2003 and $47,519 for the nine months ending October 31, 2003 have been removed from the pro forma consolidated statements of operations as Chemdex will no longer incur these costs.

The Supply Agreement results in an increase in gross margins and a decrease in net loss of $23,376 and $69,774 for the year ended January 31, 2003 and for the nine months ended October 31, 2003, respectively, which has been included in the pro forma consolidated statements of operations.

4.              Pro forma Adjustments – Removal of Vet Labs and Joint Venture Operations:

The disposal of the Vet Labs assets included the disposal of Vet Labs’ interest in the Joint Venture.  To reflect this disposal, the revenue and expenses of Vet Labs and the Joint Venture have been removed from the pro forma consolidated statements of operations for the year ending January 31, 2003 and for the nine months ending October 31, 2003.  For the year ending January 31, 2003, this pro forma adjustment resulted in a reduction in sales of $7,740,386, a reduction in gross margin of $1,238,522 and a reduction in net loss of $122,946.  For the nine months ending October 31, 2003, this pro forma adjustment resulted in a reduction in sales of $5,982,859, a reduction in gross margin of $896,840 and a reduction in net loss of $60,293.

The change in net loss noted above includes the following items.  During the negotiations and subsequent litigation with Sparhawk, Vet Labs hired a manager to represent the Company with the Joint Venture management and the receiver.  These costs of $53,240 for the year ending January 31, 2003 and $112,253 for the nine months ending October 31, 2003 have been removed from the pro forma consolidated statements of operations.  In addition, legal fees incurred by Vet Labs relating to negotiations and litigation with Sparhawk amounting to $124,585 for the year ending January 31, 2003 and $173,611 for the nine months ending October 31, 2003 have been removed from the pro forma consolidated statements of operations.

(c)                             Exhibits.

Exhibit No.	Exhibit

2.1	Asset Purchase Agreement, dated January 13, 2004, by and among Polydex Pharmaceuticals Limited, Chemdex, Inc., Veterinary Laboratories, Inc. and Sparhawk Laboratories, Inc.*
99.1	Press Release of Polydex Pharmaceuticals Limited. dated March 5, 2004

*  The schedules and exhibits to the Asset Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2004

POLYDEX PHARMACEUTICALS LIMITED

	By:	\s\ George G. Usher
George G. Usher
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Asset Purchase Agreement, dated January 13, 2004, by and among Polydex Pharmaceuticals Limited, Chemdex, Inc., Veterinary Laboratories, Inc. and Sparhawk Laboratories, Inc.*
99.1	Press Release of Polydex Pharmaceuticals Limited. dated March 5, 2004

*  The schedules and exhibits to the Asset Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.